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                                                                 EXHIBIT 10.16


                         STOCK REIMBURSEMENT AGREEMENT


         THIS STOCK REIMBURSEMENT AGREEMENT (the "Agreement"), dated as of
November   , 1995, is made by and between Saba Petroleum Company, a Colorado corporation ("Saba"), and Capco Resources Ltd., a Canadian corporation
("Capco").

                                    RECITALS

         A. WHEREAS, Saba intends to offer for sale to the public $12,500,000.00 of Convertible Senior Subordinated Debentures due 2005 and convertible into common stock of Saba (the "Debentures"), in an underwritten offering (the "Offering");

         B. WHEREAS, the Offering is intended to, among other things, retire debt used to finance the acquisition by Saba of one-half of the interest held by Texas Petroleum Company in the Teca and Nare oil producing properties in Colombia;

         C. WHEREAS, during the course of preparation for the Offering, Saba discovered that certain of its shares of common stock issued between December 27, 1988 and November 7, 1995 may be subject to preemptive rights (the "Preemptive Rights");

         D. WHEREAS, Capco, the majority shareholder of Saba, will benefit from Saba's ability to complete the Offering, and the underwriters of the Offering has made it a condition to the Offering that Capco and Saba execute this Agreement; and

         E. WHEREAS, in the event any person who may have Preemptive Rights should seek to assert such rights and Saba is required to issue common stock shares to satisfy the Preemptive Rights, Capco will sell or will cause to be sold to Saba a like number of shares of Saba common stock at the same price at which Saba is obligated to issue the shares.

         NOW, THEREFORE, in consideration of the foregoing and the covenants, promises, conditions and undertakings contained herein, the parties hereto agree as follows:

                                   AGREEMENT

         1.      Definitions.

                 a. "Preemption Price" shall mean the per share price at which any person who is determined to have Preemptive Rights may purchase Preemption Shares (as defined below).





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                 b.       "Preemption Shares" shall mean the shares of Saba
common stock issued to any person who is determined to have and exercises Preemptive Rights.

                 c. "Reimbursement Shares" shall mean the shares of Saba common stock which Capco shall sell or cause to be sold to Saba in like number as any Preemption Shares in order to eliminate any effect on Saba of an exercise of Preemptive Rights.

         2. Agreement to Sell. Capco hereby agrees, upon due notice from Saba that Preemption Shares are to be issued, to sell or cause to be sold to Saba the Reimbursement Shares at the Preemption Price.

         3. Agreement to Purchase. Saba, upon proper tender of the Reimbursement Shares, shall purchase such Reimbursement Shares at the Preemption Price.

         4. Delivery of Stock Certificates. Upon any purchase by Saba of the Reimbursement Shares, Capco shall deliver or cause to be delivered to Saba the stock certificates representing the Reimbursement Shares, all duly endorsed by the transferor, with all transfer and other taxes and governmental charges paid.

         5. Modification. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement; provided however, that this Agreement may not be amended or modified without the prior written consent of BNY Western Trust Company or such other person acting at that time as Trustee pursuant to the Indenture under which the Debentures are issued, such consent not to be unreasonably withheld.

         6. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that none of the parties hereto may make any assignment of this Agreement or any interest therein, by operation of law or otherwise, without the prior written consent of the other party.

         7. Choice of Law; Forum Selection and Consent to Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof. If any dispute, action, proceeding or litigation arises between the parties based on or arising out of this Agreement, or any agreement or instrument delivered pursuant to this Agreement, the parties agree to submit themselves to and irrevocably consent to the jurisdiction of the courts of the State of California and any federal court located in the State of California.

         8. Severability. In the event any of the provisions of this Agreement shall by a court or otherwise be declared to be void or unenforceable, then such provisions shall be severed from





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this Agreement without affecting the validity and enforceability of any other of the provisions of this Agreement, and the parties shall negotiate in good faith to replace such unenforceable or void provision with a similar clause to achieve, to the extent permitted by law, the purpose and intent of the provision declared void or unenforceable.

         9. Entire Agreement. This Agreement constitutes the sole and only agreement of the parties hereto respecting the subject matter of this Agreement and correctly sets forth the rights, duties, and obligations of each to the others in relation thereto as of its date.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the day and year first above written.


                                             SABA PETROLEUM COMPANY


                                             By:
                                                ------------------------------
                                                         Walton C. Vance



                                             CAPCO RESOURCES LTD.


                                             By:
                                                ------------------------------
                                                         Ilyas Chaudhary





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